FIXED RATE SENIOR NOTE

REGISTERED                                                     REGISTERED
No. FXR                                                        $
                                                               CUSIP: 61744Y736

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                        MORGAN STANLEY DEAN WITTER & CO.
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                  (Fixed Rate)

                   CONVERTIBLE NOTE PERFORMANCE EQUITY-LINKED
         REDEMPTION QUARTERLY-PAY SECURITIES ("CONVERTIBLE NOTE PERQS")

                  CONVERTIBLE NOTE PERQS DUE OCTOBER 31, 2001
                            MANDATORILY EXCHANGEABLE
              FOR 7% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2005
                                OF SEPRACOR INC.

ORIGINAL ISSUE DATE:       INITIAL REDEMPTION    INTEREST RATE: See         MATURITY DATE:
              , 2000         DATE: N/A             "Interest Payments"        October 31, 2001;
                                                    below                     provided that if
                                                                              on the Determination
                                                                              Date Final Parity is
                                                                              greater than the
                                                                              Maximum Parity Amount
                                                                              and the Final Note
                                                                              Price not determined
                                                                              on the Determination
                                                                              Date, as provided under
                                                                              "--Final Note Price"
                                                                              below, the Maturity
                                                                              Date shall be the second
                                                                              Trading Day following
                                                                              the day on which the
                                                                              Calculation Agent
                                                                              determines the Final
                                                                              Note Price.

INTEREST ACCRUAL DATE:     INITIAL REDEMPTION    INTEREST PAYMENT           OPTIONAL REPAYMENT
              , 2000         PERCENTAGE: N/A       DATES: See "Interest       DATE(S): N/A
                                                   Payments" below

SPECIFIED CURRENCY:        ANNUAL REDEMPTION     INTEREST PAYMENT           APPLICABILITY OF
  U.S. Dollars               PERCENTAGE            PERIOD: See "Interest      MODIFIED PAYMENT UPON
                             REDUCTION: N/A        Payments" below            ACCELERATION: N/A

IF SPECIFIED                                     APPLICABILITY OF           If yes, state Issue
  CURRENCY OTHER                                   ANNUAL INTEREST            Price: N/A
  THAN U.S. DOLLARS,                               PAYMENTS: N/A
  OPTION TO ELECT
  PAYMENT IN U.S.
  DOLLARS: N/A

EXCHANGE RATE                                                               ORIGINAL YIELD TO
   AGENT: N/A                                                                 MATURITY: N/A

OTHER PROVISIONS:
  (See below)

Denominations and
Principal Amount................. $              and integral multiples thereof

Interest Payments................ The Issuer shall pay a "Supplemental Coupon"
                                  at the rate of 10% per annum on each
                                  $________ principal amount of this
                                  Convertible Note PERQS on each Supplemental
                                  Coupon Interest Payment Date (equivalent to
                                  $____ per year per Convertible Note

                                  PERQS. The Supplemental Coupon Interest
                                  Payment Dates are January 31, 2001, April 30, 2001, July 31, 2001 and October 31, 2001.

                                  The Issuer shall also pay an "Underlying
                                  Coupon" on each $________ principal amount of this Convertible Note PERQS shall be paid on each Underlying Coupon Interest Payment Date at a rate equal to the amount of interest, if any, paid by Sepracor (as defined below) on one Sepracor Note (as defined below) since the preceding Underlying Coupon Interest Payment Date (or since the Original Issue Date, as applicable) multiplied by the Exchange Ratio (subject to the terms described under "Discontinuance of Underlying Coupon Payments" below). The Underlying Coupon Interest Payment Dates are December 30, 2000 and June 30, 2001.

Sepracor Notes................... 7% Convertible Subordinated Debentures due
                                  2005 of Sepracor Inc., or any successor
                                  security (CUSIP 817315AH7). The Sepracor
                                  Notes are convertible into Sepracor Stock.

Sepracor Stock................... The common stock, par value $0.10 per share, of Sepracor Inc., a Delaware corporation, or any successor entity ("Sepracor").

Exchange at Maturity............. At maturity, upon delivery of this
                                  Convertible Note PERQS to the Trustee, each
                                  $____ principal amount of this Convertible
                                  Note PERQS shall be applied by the Issuer as payment for a number of Sepracor Notes equal to the Exchange Ratio.

                                  The number of Sepracor Notes to be delivered at maturity shall be subject to any applicable adjustments to the Merger Consideration Value, as defined in "Certain Events Affecting the Sepracor Notes -- Merger or Other Corporate Events" below, to be delivered instead of, or in addition to, such Sepracor Notes as a result of any corporate event described under "Certain Events Affecting the Sepracor Notes -- Merger or Other Corporate Events" below, in each case, required to be made prior to the close of business on the second Trading Day immediately prior to maturity.

                                  All calculations with respect to the Exchange Ratio for the Convertible Note PERQS shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545 would be rounded to 9.87655% (or .0987655)); and
                                  all dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent with one-half cent being rounded upwards.

                                  The Issuer shall, or shall cause the
                                  Calculation Agent to, (i) provide written notice to the Trustee at its New York office and to the Depositary, on which notice the Trustee and the Depositary may conclusively rely, on or prior to 10:30 a.m. on the Trading Day immediately prior to maturity of this Convertible Note PERQS, of the amount of Sepracor Notes (or the amount of Merger Consideration Value) to be delivered with respect to each $ principal amount of this Convertible Notes PERQS (or of any other securities included in the Merger Consideration Value, if applicable) allocated to each $ principal amount of this Convertible Note PERQS; provided that, if the maturity date of this Convertible Note PERQS is accelerated (other than an acceleration as a result of (i) an event of default described under "Certain Events Affecting the Sepracor Notes -- Events of Default" or (ii) a merger or other corporate event described under "Certain Events Affecting the Sepracor Notes -- Merger or Other Corporate Events"), the Issuer shall give notice of such acceleration as promptly as possible, and in no case later than two Business Days following such deemed maturity date, (i) to the holder of this Convertible Note PERQS by mailing notice of such acceleration by first class mail, postage prepaid and (ii) to the Trustee and the Depositary by telephone or facsimile confirmed by mailing such notice to the Trustee at its New York office and to the Depositary by first class mail, postage prepaid. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this Convertible Note PERQS receives the notice.

                                  In addition, if the Maturity Date of this Convertible Note PERQS is extended, the Issuer shall provide notice immediately, by telephone or facsimile confirmed by mailing such notice by first class mail, postage prepaid to the Trustee and the Depositary, on which notice the Trustee and Depositary may conclusively rely, that (i) the Maturity Date has been deferred and (ii) the Issuer will specify by the same means the new Maturity Date as soon as practicable following the determination of the Final Note Price.

                                  The Issuer shall, or shall cause the
                                  Calculation Agent to, deliver any such
                                  Sepracor Notes and cash in respect of
                                  interest and any fractional Sepracor Notes and cash otherwise due upon any acceleration described above to the Trustee for delivery to the holder. The Calculation Agent shall determine the Exchange Ratio applicable at the maturity of this Convertible Note PERQS. References to payment "per Convertible Note PERQS" refer to each $ principal amount of this Convertible Note PERQS.

                                  If this Convertible Note PERQS is not
                                  surrendered for exchange at maturity, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture (as defined on the reverse hereof), except with respect to the holder's right to receive the Sepracor Notes due at maturity.

No Fractional Sepracor Notes..... Upon delivery of this Convertible Note PERQS to the Trustee at maturity (including as a result of acceleration under the terms of the senior indenture or this Convertible Note PERQS), the Issuer shall deliver the aggregate number of Sepracor Notes due in respect of all such Convertible Note PERQS, as described above, but the Issuer shall pay cash in lieu of delivering any fractional Sepracor Note in an amount equal to the corresponding fractional Final Note Price of such fraction of a Sepracor Note as determined by the Calculation Agent as of the Determination Date (or, in the event of an acceleration, any other date on which Final Parity is determined).

Exchange Ratio................... If Final Parity is less than or equal to the
                                  Maximum Parity Amount, the Exchange Ratio shall be 0.5. If Final Parity is greater than the Maximum Parity Amount, the Exchange Ratio shall be 0.5 minus the Parity Excess Fraction.

Final Parity..................... Parity on the Determination Date

Parity........................... Parity on any date means the aggregate Market
                                  Price of the number of shares of Sepracor
                                  Stock into which one Sepracor Note would be convertible on such date, as determined by the Calculation Agent.

Maximum Parity Amount............ $          , equal to      % of Initial Parity

Initial Parity................... $          , which is Parity on the Pricing
                                  Date, as determined by the Calculation Agent

Parity Excess Fraction........... The Parity Excess Fraction is equal to 0.5 times a fraction, the numerator of which shall be Final Parity minus the Maximum Parity Amount and the denominator of which shall be the Final Note Price.

Final Note Price................. The Final Note Price shall be the highest bid price for Sepracor Notes, plus accrued but unpaid interest, obtained from as many dealers or other institutional purchasers in the Sepracor Notes (which may include MS & Co. or any of the Issuer's other subsidiaries or affiliates), but not exceeding three, as shall make such bid prices available to the Calculation Agent on the Determination Date; provided that such bid prices shall be for a number of Sepracor Notes, as determined by the Calculation Agent, approximately equal in value to the Parity Excess Fraction multiplied by the aggregate principal amount of Convertible Note PERQS then outstanding; provided further that if the Calculation Agent is unable to obtain at least two such bid prices on the Determination Date, the Final Note Price shall be determined on the next succeeding Trading Day on which the Calculation Agent is able to obtain at least two such bid prices; provided further that if the

                                  Calculation Agent has not been able to obtain two such bid prices by the fifth Trading Day following the Determination Date, then the Calculation Agent shall determine the Final Note Price on such day in good faith using its reasonable judgment.

Determination Date............... October 26, 2001, or if such day is not a
                                  Trading Day or if there is a Market
                                  Disruption Event on such day, the
                                  Determination Date shall be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred; provided that the Determination Date shall be no later than the second scheduled Trading Day preceding the scheduled Maturity Date, notwithstanding the occurrence of a Market Disruption Event on such second scheduled Trading Day. See also "-Final Parity" above.

Market Price..................... If Sepracor Stock (or any other security for which a Market Price must be determined) is listed on a national securities exchange, is a security of the Nasdaq National Market or is included in the OTC Bulletin Board Service (the "OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), the Market Price for one share of Sepracor Stock (or one unit of any such other security) on any Trading Day means
                                  (i) the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which Sepracor Stock (or such other security) is listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if Sepracor Stock (or any such other security) is listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or OTC Bulletin Board on such day. If the last reported sale price is not available pursuant to clause (i) or (ii) of the preceding sentence because of a Market Disruption Event or otherwise, the Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for Sepracor Stock (or any such other security) obtained from as many dealers in such security (which may include MS & Co. or any of its affiliates), but not exceeding three, as shall make such bid prices available to the Calculation Agent. The term "securities traded on the Nasdaq National Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Trading Day...................... A day on which trading is generally conducted on the New York Stock Exchange ("NYSE"), the
                                  American Stock Exchange LLC, the Nasdaq
                                  National Market, the Chicago Mercantile
                                  Exchange and the Chicago Board of Options
                                  Exchange and in the over-the-counter market for equity securities in the United States, as determined by the Calculation Agent.

Business Day..................... Any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

Optional Redemption.............. The Issuer shall not redeem this Convertible
                                  Note PERQS prior to the Maturity Date, and this Convertible Note PERQS shall not be exchangeable by the holder prior to the Maturity Date.

Discontinuance of Underlying
Coupon Payments.................. If there is a default by Sepracor with respect to the payment of interest on the Sepracor Notes, the Issuer shall discontinue payments of the Underlying Coupon on this Convertible Note PERQS and the Issuer shall have the right to accelerate the maturity of this Convertible Note PERQS, as described under "Certain Events Affecting the Sepracor Notes." If the Issuer does not accelerate the maturity of this Convertible Note PERQS, the Issuer shall resume payments of the Underlying Coupon if, when and to the extent that such default is cured by Sepracor prior to the earlier of the Determination Date and the Early Determination Date (as defined under "Certain Events Affecting the Sepracor Notes" below). Upon a cure by Sepracor of any such default, the Issuer shall promptly, but in no event later than two Business Days following the date on which holders of the Sepracor Notes receive a payment of delinquent interest with respect to the Sepracor Notes, pay to each holder an amount per each $______ principal amount of this Convertible Note PERQS equal to the amount of delinquent interest paid by Sepracor to the holders of a Sepracor Note multiplied by the Exchange Ratio. Payment of the Underlying Coupon on this Convertible Note PERQS shall thereafter be paid on the next applicable succeeding Interest Payment Date, as described under "Interest Payments" above, subject to the conditions set forth in this paragraph.

                                  A discontinuance of payments of the
                                  Underlying Coupon, whether or not resumed, pursuant to the immediately preceding paragraph shall not constitute a default under the Senior Indenture for this Convertible Note PERQS.

                                  The Issuer shall, or shall cause the
                                  Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee can conclusively rely, and to the holders (i) no later than 10:00 a.m. on the Business Day next succeeding an interest payment date for the Sepracor Notes of any default by Sepracor in the payment of interest on the Sepracor Notes and (ii) no later than 10:00 a.m. on the Business Day next succeeding any payment of interest on the Sepracor Notes by Sepracor to cure any such default of the amount of interest to be delivered per Convertible Note PERQS.

Certain Events Affecting
the Sepracor Notes............... Events of Default
                                  If, on any date prior to the Maturity Date, the Issuer becomes aware of an event of default with respect to the Sepracor Notes (such date, the "Default Notice Date"), the Issuer shall have the right, but not the obligation on the Default Notice Date and on any succeeding Trading Day (to and including the scheduled Trading Day immediately preceding the Determination Date) on which such event of default is continuing, to (i) deliver to the Trustee and the holders of this Convertible Note

                                  PERQS notice of such event of default (such date, the "Acceleration Notice Date") and
                                  (ii) accelerate the maturity of this
                                  Convertible Note PERQS and distribute, in exchange for each Convertible Note PERQS, Sepracor Notes at the Exchange Ratio, calculated as if the Acceleration Notice Date were the Determination Date (the "Early Determination Date"), plus (a) any accrued and unpaid Supplemental Coupons to such Early Determination Date and (b) the present value of any future Supplemental Coupons calculated based on the interpolated U.S. dollar zero swap rate, as determined by the Calculation Agent (such distribution, an "Early Distribution"); provided that if the Acceleration Notice Date is not a Trading Day or if there is a Market Disruption Event on such date, the Early Determination Date shall be the next succeeding Trading Day during which no Market Disruption Event shall have occurred; provided further that if it is necessary to determine a Final Note Price and two bid prices (as described under "Final Note Price") are not available on such day, the Calculation Agent shall determine the Final Note Price in good faith using its reasonable judgment. The Issuer shall make any such Early Distribution on the second Business Day next succeeding the Early Determination Date (the "Early Distribution Date"). If the Early Distribution Date falls after a record date for the payment of interest on the Sepracor Notes and prior to the immediately succeeding interest payment date, the Issuer shall not pay any accrued but unpaid Underlying Coupon on the Early Distribution Date; provided that the Issuer shall deliver, with the Sepracor Notes delivered on the Early Distribution Date, due-bills or other instruments with respect to such Sepracor Notes evidencing the transfer of title to any such interest payments.

                                  The Issuer shall, or shall cause the
                                  Calculation Agent to (i) provide written notice to the Trustee at its New York office, on which notice the Trustee can conclusively rely, and to the holders of this Convertible Note PERQS on or prior to 10:30 a.m. on the Business Day immediately preceding the Early Distribution Date (A) of the number of Sepracor Notes (and the amount of any cash in respect of interest or fractional Sepracor Notes) to be delivered per Convertible Note PERQS and (B) that such distribution is pursuant to a decision to accelerate this Convertible Note PERQS as a result of an event of default with respect to the Sepracor Notes and (ii) deliver on the Early Distribution Date the Early Distribution to the Trustee for delivery to the holders against delivery of this Convertible Note PERQS to the Trustee.

                                  The Issuer shall, or shall cause the
                                  Calculation Agent to, deliver any such
                                  Sepracor Notes and cash in respect of the Supplemental Coupon payable and any fractional Sepracor Notes and cash otherwise due upon an acceleration for an event of default with respect to the Sepracor Notes described above to the Trustee for delivery to the holder.

                                  If a "Fundamental Change," as described
                                  below, occurs as a result of a liquidation or other similar event that also constitutes an event of default, any acceleration of this Convertible Note PERQS shall be made in accordance with the procedures described above, rather than in accordance with procedures related to mergers or other corporate events described below.

                                  Mergers or Other Corporate Events
                                  If, as a result of a merger or other
                                  corporate event affecting Sepracor, the
                                  Sepracor Notes become convertible solely into equity securities other than Sepracor Stock, Parity shall be determined, and the Exchange Ratio shall be calculated, by reference to the Market Price of such other equity securities (unless such merger or other event constitutes a Fundamental Change, as defined below). The terms of this Convertible Note PERQS shall not otherwise change.

                                  If, as the result of such an event, the
                                  Sepracor Notes become convertible into (i) equity securities other than Sepracor Stock and (ii) cash or other property other than equity securities ("Other Merger Consideration"), then the Calculation Agent shall determine the total value (the "Merger Consideration Value") of such equity securities and such Other Merger Consideration on the date holders of Sepracor Stock receive such merger consideration (the "Merger Valuation Date"); provided that if such day is not a Trading Day, the Merger Valuation Date shall be the next succeeding Trading Day. The Calculation Agent shall make such determination by reference to
                                  (a) the Market Price of such securities, (b) the amount of such cash and (c) the fair market value, as determined by the Calculation Agent, of any such other property.

                                  If the value of the Other Merger
                                  Consideration on the Merger Valuation Date is less than or equal to 1% of the Merger Consideration Value, Parity shall be determined, and the Exchange Ratio shall be calculated, by reference to the Market Price of such equity securities and the value of the Other Merger Consideration (unless such merger or other event constitutes a Fundamental Change, as defined below). The terms of this Convertible Note PERQS shall not otherwise change.

                                  If (i) the value of the Other Merger
                                  Consideration on the Merger Valuation Date is greater than 1% of the Merger Consideration Value or (ii) such merger or other event constitutes a "Fundamental Change" under the terms of the Sepracor Notes, the Issuer shall accelerate the Convertible Note PERQS. A "Fundamental Change" with respect to the Sepracor Notes means an event which results in all or substantially all of the shares of common stock of Sepracor being exchanged for consideration which is not all or substantially all common stock which is listed on a national securities exchange or automated quotation system.

                                  If, as a result of a merger or other
                                  corporate event affecting Sepracor, the
                                  Sepracor Notes become convertible solely into Other Merger Consideration, the Issuer shall accelerate this Convertible Note PERQS.

                                  Acceleration Upon a Merger or Other Corporate Event
                                  If the Issuer accelerates this Convertible
                                  Note PERQS as a result of a situation
                                  described in either of the two immediately preceding paragraphs, (i) Parity shall be determined, and the Exchange Ratio shall be calculated, by reference to the Merger Consideration Value and (ii) the Issuer shall distribute, in exchange for each Convertible Note PERQS, Sepracor Notes at the Exchange Ratio, calculated as if the Merger Valuation Date were the Determination Date, plus any accrued and unpaid Supplemental Coupon to such Merger Valuation Date (such distribution, an "Merger Distribution"). The Issuer shall make any such Merger Distribution on the second Business Day next succeeding the Merger Valuation Date (the "Merger Distribution Date"). If the Merger Distribution Date falls after a record date for the payment of interest on the Sepracor Notes and prior to the immediately succeeding interest payment date, the Issuer shall not pay any accrued but unpaid Underlying Coupon on the Merger Distribution Date.

                                  The Issuer shall, or shall cause the
                                  Calculation Agent to (i) provide written notice to the Trustee at its New York office, on which notice the Trustee can conclusively rely, and to the holders of this Convertible Note PERQS on or prior to 10:30 a.m. on the Business Day immediately preceding the Merger Distribution Date (A) of the number of Sepracor Notes (and the amount of any cash) to be delivered per Convertible Note PERQS and (B) that such distribution is pursuant to an acceleration of this Convertible Note PERQS as a result of a merger or other corporate event with respect to Sepracor and
                                  (ii) deliver on the Merger Distribution Date the Merger Distribution to the Trustee for delivery to the holders against delivery of this Convertible Note PERQS to the Trustee.

                                  The Issuer shall, or shall cause the
                                  Calculation Agent to, deliver any such
                                  Sepracor Notes and cash in respect of any accrued but unpaid Supplemental Coupon interest and any fractional Sepracor Notes and cash otherwise due upon an acceleration occurring as a result of a merger or other corporate event described under "Certain Events Affecting the Sepracor Notes -- Merger or Other Corporate Events" to the Trustee for delivery to the holder.

                                  The holder shall not be entitled to tender or exchange Sepracor Stock or the Sepracor Notes in any tender or exchange offer by Sepracor or any third party, nor shall the holder be entitled to respond to any consent solicitation made to holders of the Sepracor Notes or have any other rights, including, without limitation, voting rights with respect to the Sepracor Notes or Sepracor Stock, until such time as the Issuer delivers the Sepracor Notes to the holder at maturity or Sepracor delivers Sepracor Stock to the holder upon conversion of the holder's Sepracor Notes, as applicable.

Calculation Agent................ Morgan Stanley & Co. Incorporated and its
                                  successors ("MS & Co.")

Market Disruption Event.......... "Market Disruption Event" means, with respect to Sepracor Stock (and any other security that may be included as Exchange Property):

                                  (i) a suspension, absence or material
                                  limitation of trading of Sepracor Stock (or any such security) on the primary market for Sepracor Stock (or any such security) for more than two hours of trading or during the one-half hour period preceding the close of trading in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Sepracor Stock (or any such security) as a result of which the reported trading prices for Sepracor Stock (or any such security) during the last one-half hour preceding the closing of trading in such market are materially inaccurate; or the suspension or material limitation on the primary market for trading in options contracts related to Sepracor Stock (or any such security), if available, during the one-half hour period preceding the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                  (ii) a determination by the Calculation Agent in its sole discretion that the event described in clause (i) above materially interfered with the ability of the Issuer or any of its affiliates to unwind all or a material portion of the hedge with respect to the Convertible Note PERQS due October 31, 2001 (Mandatorily Exchangeable For 7% Convertible Subordinated Notes of Sepracor Inc.).

                                  For purposes of determining whether a Market
                                  Disruption Event has occurred: (1) a
                                  limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant option contract shall not constitute a Market Disruption Event, (3) limitations pursuant to any applicable rule or regulation enacted or promulgated by the National Association of Securities Dealers (or any other self-regulatory organization with jurisdiction over the Nasdaq National Market) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading,
                                  (4) a suspension of trading in an options contract on Sepracor Stock (or any such security) by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market,
                                  (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to Sepracor Stock (or any such security) and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Sepracor Stock are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternative Determination Date
in case of an Event of Default
with respect to this Convertible
Note PERQS....................... In case an Event of Default with respect to any Convertible Note PERQS shall have
                                  occurred and be continuing, the number of Sepracor Notes for which each Convertible Note PERQS shall be exchangeable upon any acceleration of this Convertible Note PERQS shall be determined by the Calculation Agent as though the Determination Date were the date of acceleration. See "Exchange at Maturity" above. In addition, an amount equal to any accrued but unpaid Supplemental Coupon to but not including such date of acceleration shall be due and payable. If the date of acceleration falls after a record date for the payment of interest on the

                                  Sepracor Notes and prior to the immediately succeeding interest payment date, the Issuer shall not pay any accrued but unpaid Underlying Coupon on the date of acceleration.

United States Federal Income
Tax Purposes..................... The Issuer, by its sale of this Convertible
                                  Note PERQS, and the holders of this
                                  Convertible Note PERQS (and any successor holder of this PERQS), by its respective purchase thereof, agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize this Convertible Note PERQS for all tax purposes as an investment unit consisting of (i) a contract (the "Forward Contract") that requires the holder of this Convertible Note PERQS to purchase, and the Issuer to sell, for an amount equal to $ (the "Forward Price"), the Sepracor Notes at maturity (or, alternatively, upon an earlier redemption of this Convertible Note PERQS), and (ii) a deposit with the Issuer of a fixed amount of cash, equal to the Issue Price, to secure the holder's obligation to purchase the Sepracor Notes (the "Deposit").

     Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of Sepracor
Notes (or other Exchange Property), as determined in accordance with the provisions set forth under "Exchange at Maturity" above, due with respect to
the principal sum of U.S.$          (UNITED STATES DOLLARS                  )
on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such

Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                  MORGAN STANLEY DEAN WITTER & CO.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned
  Senior Indenture.

THE CHASE MANHATTAN BANK,
  as Trustee


By:
   ------------------------------
   Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or
(ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM  -  as tenants in common
          TEN ENT  -  as tenants by the entireties
          JT TEN   -  as joint tenants with right of survivorship and not as
                      tenants in common

     UNIF GIFT MIN ACT - _____________________ Custodian ______________________
                                (Minor)                          (Cust)

     Under Uniform Gifts to Minors Act_________________________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                            -----------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


-------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
    [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:
     ------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
_______; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _________.


Dated:
      --------------------------------     ------------------------------------
                                           NOTICE: The signature on this Option
                                           to Elect Repayment must correspond
                                           with the name as written upon the
                                           face of the within instrument in
                                           every particular without alteration
                                           or enlargement.